UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MASSACHUSETTS

CASE NO: 03-12309

IN RE:	WELLS-CTI, INC					JUDGE:	Kenner

CHAPTER 11

DEBTOR(S)

MONTHLY OPERATING REPORT FOR MONTH ENDING							MARCH 29, 2003
COMES NOW,

Debtor-in-possession, and hereby submits its Monthly Operating Report for the period commencing
FEB 23, 2003		and ending	MARCH 29, 2003			as shown by the report and exhibits consisting
of	9	pages and containing the following, as indicated:

	XXXXX	Monthly Reporting Questionnaire (Attachment 1)

	XXXXX	Comparative Balance Sheets (Forms OPR-1 & OPR-2)

	XXXXX	Summary of Accounts Receivable (Form OPR-3)

	XXXXX	Schedule of Post-petition Liabilities (From OPR-4)

	XXXXX	Income Statement (Form OPR-5)

	XXXXX	Statement of Sources and Uses of Cash (Form OPR-6)

I declare under penalty of perjury that this report and all attachments are true and correct to the best of my knowledge and belief.

Date:	15-Apr-03			DEBTOR(S)-IN-POSSESSION

			By:	/s/ John J. Sheehan III
(Signature)

(Signature)

			Name & Title:		JOHN J. SHEEHAN III
(Print or type)

			Address:		2 TECHNOLOGY DRIVE

PEABODY, MA 01960

			Telephone No.:		(978) 532-8800

ATTACHMENT 1 (Page 1)

CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:		WELLS-CTI, INC

CASE NUMBER:		03-12309

MONTH OF:		MARCH 2003

1.	Payroll:	State the amount of all executive wages paid and taxes withheld and paid

	Name and Title			Wages Paid		Taxes Withheld
	of Executive			Gross	Net	Due	Paid

	JEFFREY A. FARNSWORTH			22,779.00	18,013.56	3,939.29	3,939.29

	TOTAL EXECUTIVE PAYROLL			22,779.00	18,013.56	3,939.29	3,939.29

2.	Insurance:	Is worker's compensation and other insurance in effect?				YES	Are payments
		current?	YES	If any policy has lapsed, been replaced or renewed, state so in the schedule below. Attach a copy of the new policy's binder or cover page.

Date
		Carrier	Coverage		Expiration	Premium	Coverage
	Type	Name	Amount	Policy #	Date	Amounts	Pd. Thru

Homeowners

Rental Property

Liability

Vehicle

Workers
Compensation

Other

ATTACHMENT 1 (Page 2)
REV. 1/92
CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:		WELLS-CTI, INC

CASE NUMBER:		03-12309

MONTH OF:		MARCH 2003

3.	Bank Accounts:	ACCOUNT TYPE
	Operating	Corp	Payroll	Other	Total

	Bank Name	SEE ATTACHED

Account #

BEGINNING BOOK BALANCE

PLUS: Deposits

LESS: Disbursements

Other:
Transfers In (Out)

ENDING BANK BALANCE

4.	Post-petition payments: List any post-petition payments to professionals and payments on pre-petition debts in the schedule below (attach separate sheet if necessary).

	Payments To/On		Amount	Date	Check #

Professionals (attorneys,
accountants, etc.):

NONE

Pre-petition debts:

WELLS-CTI, INC
ATTACHMENT TO CHAPTER 11 MONTHLY OPERATING REPORT
FOR THE PERIOD 3/22/03 - 3/29/03

TOTAL COLLECTIONS	276,474.56

TOTAL DISBURSEMENTS	90,784.10

WELLS-CT, INC	FORMS OPR-1 & OPR-2
BALANCE SHEET
AS AT MARCH 29, 2003

ASSETS:
Cash & Cash Equivlent	1,955
Accounts Receivable - Trade	1,169,391
Accounts Receivable - Other	-
Inventory	1,443,653
Prepaid Expenses	123,220
Total Current Assets	2,738,219

Plant, Property, & Equip. - Gross	16,200,184
Accm/Depr	12,528,308
Total Fixed Assets	3,671,876

Deposits	33,422
Investments	200,000
Other Assets	-
Total Other Assets	233,422

TOTAL ASSETS	6,643,517

LIABILITIES & EQUITY
Total Debt	41,584,610
Accounts Payable	234,350
Accrued Expenses	1,756,174
Total Current Liab.	43,575,134

Other Liab.	-
Total Liabilities	43,575,134

EQUITY
Common Stock/PIC	70,157,595
Beginning R/E	(106,806,091)
Current Earnings	(283,121)
Total Equity	(36,931,617)

TOTAL LIAB. & EQUITY	6,643,517

CASE NAME:	WELLS-CTI, INC				FORM OPR - 3
		SUMMARY OF ACCOUNTS RECEIVABLE
CASE NUMBER:	03-12309
		MONTH ENDED:	Mar-03

			0 - 30	31 - 60	61 - 90	OVER
		TOTAL	DAYS	DAYS	DAYS	90 DAYS

DATE OF FILING:	21-Mar-03
		1,331,961	773,653	404,886	26,075	127,347
Allowance for doubtful accounts		(60,570)
		1,271,391

MONTH:	29-Mar-03	1,229,962	700,451	379,069	109,671	40,771

Allowance for doubtful accounts		(60,570)
		1,169,392

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

CASE NAME:	WELLS-CTI, INC						FORM OPR - 4
		SCHEDULE OF POST PETITION LIABILITIES
CASE NUMBER:	03-12309
		MONTH ENDED:		MARCH 2003

		DATE	DATE	TOTAL	0-30	31-60	61-90	OVER
		INCURRED	DUE	DUE	DAYS	DAYS	DAYS	90 DAYS

TAXES PAYABLE:
	Federal Income Taxes			6,872
	FICA - Employer's share			5,144
	FICA - Employee's share			5,144
	Unemployment Tax			8
State Income Tax - PREPETITION				1,533
	State Sales & Use Tax
	State Income Tax W/H
Personal Property Tax - PREPETITION				52,431
TOTAL TAXES PAYABLE

PREPETITION SECURED DEBT				41,584,610
PREPETITION UNSECURED DEBT				331,081
ACCRUED INTEREST PAYABLE				1,447,589
TRADE ACCOUNTS PAYABLE & OTHER:
	(list separately*)

	Vendor Payables-Post Petition	w/e 3/29	Various	57,510
	Accrued Wages - Post Petition	w/e 3/29	3/31/03	17,797
	Other Accruals (GAAP)			65,415

TOTALS				43,575,134

*Attach separate page if necessary.

Note: Total post petition liabilities shown here must agree with the same item as shown on Form OPR-2 of this report.

WELLS-CTI, INC	FORM OPR-5
INCOME STATEMENT
FOR THE MONTH OF MARCH 2003

Total Sales	706,347
Cost Of Sales	444,289

Gross Margin	262,058

Selling/General/Administrative	290,669

Operating Profit	(28,611)

Other Exp/(Income)	(47,752)

Pretax Income/(Loss)	19,141
Taxes	-

Net Income/(Loss)	19,141

WELLS-CTI, INC		FORM OPR-6
CASH FLOWS
MONTH OF MARCH 2003

SOURCES:
Net Income from Operations	19,141
Depreciation and Amortization	132,407

TOTAL	151,548

APPLICATIONS:
Accounts Receivable	127,978
Inventory	(69,399)
Capital Equipment	36,566
Accounts Payable	(54,634)
Other Working Capital	138,728

TOTAL	179,238

NET CASH FLOW	(27,690)

BEGINNING CASH	29,645

ENDING CASH	1,955

OTHER WORKING CAPITAL
Prepaid Assets	14,474
Intercompany	(313,359)
Other Assets	(34,886)
Accrued Expenses/Payroll	472,499

TOTAL	138,728